UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 1, 2013

NOVAGEN INGENIUM INC

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Double Diamond Pkwy Ste 2227, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

This document is not intended to provide any other factual information about the Registrant. Such information can be found in other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

A. Line of Credit

On September 30, 2013, Novagen Ingenium Inc (the “Registrant”) entered into a Line of Credit Agreement with Michael Sparavec (the “Sparavec Agreement”). There was no material relationship between the Registrant or its affiliates and Mr. Sparavec prior to execution of the Sparavec Agreement.

Under the terms of the Sparavec Agreement, Mr. Sparavec has established a $500,000 revolving line of credit in favor of the Registrant (the “Sparavec Credit Line”). There is no obligation on Mr. Sparavec to advance any funds under the Sparavec Credit Line. Upon request by the Registrant, Mr. Sparavec may advance some, all or none of the funds requested by the Registrant for any reason or no reason entirely at his sole and absolute discretion. Each advance under the Sparavec Credit Line will be secured by a convertible debenture, will accrue simple interest at the rate of 5% per annum and will be due and payable three years from the date of advance. The Registrant has the right to prepay any amount owing under a convertible debenture without penalty or bonus. The holder of each convertible debenture will have the right to convert some or all of the principal amount of the advance secured by the convertible debenture into shares of the Registrant’s common stock at the rate of one common share for each $0.25 of principal.

The Registrant has agreed to file with the SEC a registration statement on Form S-1, registering all shares issuable under each convertible debenture within 60 days of the date of the date of the convertible debenture.

The Board of Directors of the Registrant approved the Sparavec Agreement and the transactions contemplated thereby after determining that the Sparavec Agreement and the transactions contemplated thereby are fair to and in the best interests of the Registrant.

The description of the terms and conditions of the Sparavec Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Sparavec Agreement, which is filed as Exhibit 10.1 to this Current Report.

This document is not intended to provide any other factual information about the Registrant. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

B. Line of Credit

On September 30, 2013, the Registrant entered into a Line of Credit Agreement with Allan and Beverley Smerdon (the “Smerdon Agreement”). There is no material relationship between the Registrant or its affiliates and Allan or Beverley Smerdon prior to execution of the Smerdon Agreement.

Under the terms of the Line of Credit Agreement, Allan and Beverley Smerdon (the “Smerdons”) have established a $500,000 revolving line of credit in favor of the Registrant (the “Smerdon Line of Credit”). There is no obligation on the Smerdons to advance any funds under the Smerdon Line of Credit. Upon request by the Registrant, the Smerdons may advance some, all or none of the funds requested by the Registrant for any reason or no reason entirely at their sole and absolute discretion. Each advance under the Line of Credit will be secured by a convertible debenture, will accrue simple interest at the rate of 5% per annum and will be due and payable three years from the date of advance. The Registrant retains the right to prepay any amount owing under a convertible debenture without penalty or bonus. The holder of each convertible debenture will have the right to convert some or all of the principal amount of the advance secured by the convertible debenture into shares of the Registrant’s common stock at the rate of one common share for each $0.25 of principal.

The Registrant has agreed to file with the SEC a registration statement on Form S-1, registering all shares issuable under each convertible debenture within 60 days of the date of the date of the convertible debenture.

The Board of Directors of the Registrant approved the Smerdon Line of Credit Agreement and the transactions contemplated thereby after determining that the Smerdon Agreement and the transactions contemplated thereby are fair to and in the best interests of the Registrant.

The description of the terms and conditions of the Smerdon Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Smerdon Agreement, which is filed as Exhibit 10.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Line of Credit Agreement between Novagen Ingenium Inc and Michael Sparavec, dated September 30, 2013

10.2	Line of Credit Agreement between Novagen Ingenium Inc and Allan and Beverley Smerdon, dated September 30, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN INGENIUM INC

/s/ Micheal P. Nugent

Micheal P. Nugent

President & CEO

Date: October 1, 2013